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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 30, 2001 (except with respect to the matters discussed in Notes 9 and 19, as to which the date is March 23, 2001) included in Halliburton Company's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

                                          /s/ Arthur Andersen LLP
                                          ARTHUR ANDERSEN LLP

Dallas, Texas
July 17, 2001